As filed with the Securities and Exchange Commission on December 6, 2024

Registration No. 333-231627
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231627
UNDER THE SECURITIES ACT OF 1933
KONTOOR BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	83-2680248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 N. Elm Street
Greensboro, North Carolina 27401
(336) 332-3400
(Address, including zip code, and telephone number, of registrant’s principal executive offices)
Kontoor Brands 401(k) Savings Plan
(Full title of the plan)
Thomas L. Doerr, Jr.
Executive Vice President, General Counsel and Secretary
Kontoor Brands, Inc.
400 N. Elm Street
Greensboro, North Carolina 27401
(336) 332-3400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
Kontoor Brands, Inc., a North Carolina corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment (“Post-Effective Amendment”) to deregister the shares of common stock, no par value per share, of the Registrant (the “Common Stock”), previously registered under the Registrant’s Form S-8 Registration Statement No. 333-231627 (the “Registration Statement”) filed with the SEC, which registered the offering of 100,000 shares of Common Stock and an indeterminate number of interests pursuant to the Kontoor Brands 401(k) Savings Plan (the “Plan”).
Effective August 15, 2024, investing in the fund consisting primarily of Common Stock ceased to be an investment option under the Plan and, on November 4, 2024, all Plan balances invested in such fund and related plan interests were liquidated. Accordingly, no offers or sales of shares of Common Stock under the Plan or any related plan interests related thereto are required to be registered under the Registration Statement. The Registrant hereby terminates the effectiveness of the Registration Statement, and the Registrant hereby deregisters all shares of the Common Stock and all related plan interests registered pursuant to the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on December 6, 2024.

KONTOOR BRANDS, INC.
By:	/s/ Thomas L. Doerr, Jr.
Name:	Thomas L. Doerr, Jr.
Title:	Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2024.

Signature	Title

/s/ Scott H. Baxter	President, Chief Executive Officer and Chair of the Board
Scott H. Baxter	(Principal Executive Officer)

/s/ Joseph A. Alkire	Executive Vice President and Chief Financial Officer
Joseph A. Alkire	(Principal Financial Officer)

/s/ Denise Sumner	Vice President and Chief Accounting Officer
Denise Sumner	(Principal Accounting Officer)

/s/ Robert K. Shearer	Director
Robert K. Shearer

/s/ Mary Campbell	Director
Mary Campbell

/s/ Ashley D. Goldsmith	Director
Ashley D. Goldsmith

/s/ Robert M. Lynch	Director
Robert M. Lynch

/s/ Andrew E. Page	Director
Andrew E. Page

/s/ Mark L. Schiller	Director
Mark L. Schiller

/s/ Shelley Stewart, Jr.	Director
Shelley Stewart, Jr.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Kontoor Brands Retirement Plans Committee, which oversees the Plan, has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on December 6, 2024.

RETIREMENT PLANS COMMITTEE
By:	/s/ Patti Taylor
Name:	Patti Taylor
Title:	Vice President, Total Rewards